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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Lydall, Inc. on Form S-8 (File No. 33-93768) of our reports dated February 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Lydall, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports were incorporated by reference from the 1997 Annual Report to Stockholders, and included, respectively, in the 1997 Annual Report on Form 10-K.




                                        COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
April 15, 1998